Exhibit 99.1

News Release

For Immediate Release	CONTACT:
Charles A. Rowland, Jr.
(610) 558-9800

ENDO PHARMACEUTICALS REPORTS

FIRST QUARTER FINANCIAL RESULTS

– Company Raises 2008 Guidance –

CHADDS FORD, Pa., April 30, 2008 — Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a specialty pharmaceutical company with market leadership in pain management, today reported financial results for the three months ended March 31, 2008.

Net sales in the first quarter of 2008 were $290.3 million compared with $254.4 million in the first quarter of 2007, a 14.1% increase. Net income for the three months ended March 31, 2008 was $59.5 million compared with $57.1 million in the comparable 2007 period. As detailed in the Supplemental Financial Information below, adjusted net income for the three months ended March 31, 2008 was $68.3 million compared with $62.5 million in the same period in 2007.

Diluted earnings per share for the three months ended March 31, 2008 were $0.44 compared with $0.43 in the first quarter of 2007. As detailed in the Supplemental Financial Information below, adjusted diluted earnings per share for the three months ended March 31, 2008 were $0.51 compared with $0.47 in the same period in 2007.

“The financial results achieved in the quarter reflect Endo’s strong financial condition and solid foundation for the future,” said Charles A. Rowland, Jr., Chief Financial Officer. “To make optimal use of our strong balance sheet, we recently announced a $750 million share repurchase program, and in connection therewith, successfully completed a private offering of $379.5 million of convertible senior subordinated notes and a $325 million accelerated share repurchase agreement. These actions reflect the confidence of the Board and management in Endo’s future prospects and strong cash flow.”

“Building on this foundation, we have made a number of important decisions in 2008 to drive our growth and position us for the future,” said Nancy Wysenski, Chief Operating Officer. “The license of the U.S. rights and subsequent launch of VOLTAREN® Gel 1% (diclofenac sodium topical gel) allows patients in the US access to the first topical treatment for use in treating pain associated with osteoarthritis and the first new product approved in the U.S. for osteoarthritis since 2001.”

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Revised Guidance

As a result of the share repurchase program announced on April 9, 2008, the Company is revising its guidance as adjusted diluted earnings per share (excluding estimated upfront and milestone payments to partners, certain separation benefits and stock-based compensation expense) for fiscal 2008 are now expected to be between $2.15 and $2.19, up from the prior adjusted diluted earnings per share guidance of $2.03 to $2.07. The Company reiterates guidance for total 2008 annual net sales to be between $1.245 billion and $1.280 billion. Of course, there can be no assurance that Endo will achieve these results.

Dave Holveck, who joined Endo April 1, 2008 as President, CEO and Director of the Company, commented on the activities in the quarter: “We are pleased that the private offering and share repurchase program provided us the opportunity to return value to shareholders while maintaining maximum flexibility to continue to invest in the growth of the business. We look forward to working with Ivan Gergel M.D., Executive Vice President Research and Development, the most recent addition to our executive team, to build the pipeline and fuel growth opportunities.”

In other news, the Company announced that David A. Lee, M.D., Ph.D. has resigned his position as Chief Scientific Officer to devote more time to pursue his philanthropic activities. Dr. Lee, who has been working part-time for the Company for over a year, has agreed at the Company’s request to remain with the Company as a senior strategic adviser primarily to continue to support the Company’s activities in the area of public affairs. The Board of Directors and management of the Company wish to thank Dr. Lee for his more than ten years of dedicated service and the innumerable contributions he has made to the success of the Company, and they look forward to his continuing support within his new role.

In addition, the Company announced that Company director Michel de Rosen has informed the Board of Directors that he does not intend to stand for re-election upon the expiration of his term at the 2008 Annual Meeting of Stockholders so that he may devote more time to his new position as Chief Executive Officer of Saint-Gobain Desjonqueres in France, a position he has held since March 31, 2008. Mr. de Rosen will continue to serve as a director of the Company until the expiration of his term at the 2008 Annual Meeting of Stockholders. The Board has determined to nominate Joseph C. Scodari at the 2008 Annual Meeting of Stockholders to fill the vacancy left by Mr. de Rosen’s departure. The Board of Directors and management of the Company wish to thank Mr. de Rosen for his service, advice and guidance.

Mr. Scodari, 55, was most recently Worldwide Chairman, Pharmaceuticals Group, of Johnson & Johnson and a Member of Johnson & Johnson’s Executive Committee from March 1, 2005 until March 1, 2008. He joined Johnson & Johnson in 1999 as President of Centocor, Inc. when Johnson & Johnson acquired Centocor. At the time of that acquisition, he had been the President and Chief Operating Officer of Centocor and a member of Centocor’s Board of Directors since December 1997.

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Additionally, the Company announced that it had entered into an agreement with D.E. Shaw & Co., L.P. and certain of its affiliates (“D.E. Shaw”) which collectively beneficially own approximately 13.2 million shares of the Company’s outstanding common stock, pursuant to which D.E. Shaw has the right to suggest an independent person not affiliated with D.E. Shaw for consideration by the Company’s Nominating & Governance Committee and Board of Directors to be included as a nominee for election to the Company’s Board of Directors at the 2008 Annual Meeting of Stockholders. Of the D.E. Shaw group’s suggested Director nominees, the Nominating & Governance Committee of the Board of Directors has recommended and the Board has determined in accordance with its regular process to nominate William F. Spengler at the 2008 Annual Meeting of Stockholders to serve as a member of the Company’s Board of Directors. The Board of Directors is being increased to eight members, effective June 26, 2008.

Mr. Spengler, 53, was until February 2008 Executive Senior Vice President and Chief Financial Officer at MGI Pharmaceuticals Inc., an oncology- and acute care- focused bio-pharmaceutical company, where he had worked since 2005. Prior to joining MGI Pharma, Mr. Spengler was Executive Vice President and Chief Financial Officer at Guilford Pharmaceuticals Inc. from July 2004 to October 2005.

In addition, D.E. Shaw has agreed not to solicit proxies from the Company’s stockholders in connection with the election of directors or other matters until and, subject to certain other agreements, through the Company’s 2009 Annual Meeting of Stockholders. The Company’s agreement with D.E. Shaw will be filed on a Form 8-K and will be publicly available.

Finally, the Company has announced that holders of shares of Company common stock at the close of business on May 20, 2008 (the record date), are entitled to receive notice of, and to vote their shares at, the 2008 Annual Meeting of Stockholders, which is expected to be June 26, 2008.

Use of Non-GAAP Measures — Adjusted Net Income and Adjusted Diluted Earnings per Share:

Adjusted Net Income and Adjusted Diluted Earnings per Share are non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. Endo refers to these non-GAAP financial measures in making operating decisions because it believes they provide meaningful supplemental information regarding the company’s operational performance. For instance, Endo believes that these non-GAAP financial measures facilitate its internal comparisons to its historical operating results and comparisons to competitors’ results. The company includes these non-GAAP financial measures in its earnings announcements because it believes they are useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting at this time. Further, Endo believes that these non-GAAP financial measures may be useful to investors as it is aware that certain of its significant stockholders utilize these measures to evaluate its financial performance. Finally, these measures are considered by the Compensation Committee of Endo’s Board of Directors in

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assessing the performance and compensation of substantially all of its employees, including its executive officers. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this earnings announcement to their most directly comparable GAAP financial measures as provided with the financial statements included in this press release.

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Supplemental Financial Information

A reconciliation of net income as determined by GAAP to adjusted net income for the three months ended March 31, 2008 and March 31, 2007 is as follows:

	(Unaudited) Three Months Ended March 31,
	2008	2007
	(in thousands, except per share data)
GAAP net income	$59,528	$57,149
Add: Income tax	34,608	32,779

GAAP income before income tax	94,136	89,928

Add: Upfront and milestone payments to partners	6,450	5,600
Add: Stock-based compensation expense	4,397	3,068
Add: Separation benefits	3,278	—

Adjusted income before income tax	108,261	98,596

Pro forma income tax	39,924	36,086

Adjusted net income	$68,337	$62,510

Diluted weighted average shares outstanding	134,546	134,329
Adjusted diluted earnings per share	$0.51	$0.47

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Selected Product Review

LIDODERM®. For the three months ended March 31, 2008, net sales of LIDODERM were $180.5 million compared with $154.1 million in the same period a year ago, an increase of 17.1%. Prescription growth for LIDODERM was up 11% and dispensed unit growth was up 13% versus the comparable 2007 period. The company estimates that prescription demand for LIDODERM in the first quarter of 2008 was approximately $201.0 million.

OPANA® ER and OPANA®. Combined net sales for the OPANA franchise were $40.3 million for the first quarter 2008 versus $29.2 million for the first quarter 2007. The 2007 results include the recognition of $13.8 million in deferred revenue for commercial shipments of OPANA ER and OPANA made to customers in 2006. Endo estimates that prescription demand for OPANA ER and OPANA in the first quarter of 2008 was approximately $30.2 million. The difference between prescription demand and net sales can be attributed primarily to the wholesaler stocking of the three new strengths of OPANA ER launched in the first quarter of 2008.

FROVA®. Net sales of FROVA were $14.1 million for the three months ended March 31, 2008 up 16.5% from $12.1 million in the same period a year ago. Prescription growth was up 15.9% for the first quarter of 2008 versus the comparable 2007 period. The company estimates that prescription demand for FROVA in the first quarter of 2008 was approximately $14.7 million.

PERCOCET®. Net sales of PERCOCET were $31.8 million for the three months ended March 31, 2008 versus $30.6 million in the same period in 2007. The company estimates that prescription demand for PERCOCET in the first quarter of 2008 was approximately $28.9 million.

Generic products. For the first quarter of 2008, net sales from the company’s generic products were $21.8 million versus $25.8 million in 2007. The decrease in 2008 is due to increased generic competition with the company’s morphine sulfate extended-release tablets. Endo expects competition to continue to adversely affect its market share and the price of both ENDOCET® and its morphine sulfate extended-release tablets.

Note to Investors

Endo will conduct a conference call with financial analysts to discuss this news release today at 11:00 a.m. ET. Investors and other interested parties may access the conference call by dialing (888) 679-8037 (domestic) or (617) 213-4849 (international). Please dial in 10 minutes prior to the scheduled start time and reference passcode 14308221.

A replay of the call will be available from April 30 at 1:00 p.m. ET by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode 86185475, and will run until 12:00 a.m. ET on May 7, 2008. A simultaneous webcast of the call for interested investors and others may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 a.m. ET on May 7, 2008. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

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About Endo

Endo Pharmaceuticals Holdings Inc. is a specialty pharmaceutical company with market leadership in pain management. Through its wholly owned Endo Pharmaceuticals Inc. subsidiary, the company is engaged in the research, development, sale and marketing of branded and generic prescription pharmaceuticals used primarily to treat and manage pain. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available at www.endo.com.

Forward-Looking Statements

This press release contains information that includes or is based on “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements, including estimates of future net sales, future expenses, future net income and future earnings per share, are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed results of operations. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” or similar expressions are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about the growth of our business, our financial performance and the development of our industry. Because these statements reflect our current views concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in this press release. Important factors that could cause our actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, but are not limited to: our ability to successfully develop, commercialize and market new products; timing and results of pre-clinical or clinical trials on new products; our ability to obtain regulatory approval of any of our pipeline products; competition for the business of our branded and generic products, and in connection with our acquisition of rights to intellectual property assets; market acceptance of our future products; government regulation of the pharmaceutical industry; our dependence on a small number of products; our dependence on outside manufacturers for the manufacture of our products; our dependence on third parties to supply raw materials and to provide services for certain core aspects of our business; new regulatory action or lawsuits relating to our use of narcotics in most of our core products; our exposure to product liability claims and product recalls and the possibility that we may not be able to adequately insure ourselves; our ability to protect our proprietary technology; the successful efforts of manufacturers of branded pharmaceuticals to use litigation and legislative and regulatory efforts to limit the use of generics and certain other products; our ability to successfully implement our acquisition and in-licensing strategy; regulatory or other limits on the availability of controlled substances that constitute the active ingredients of some of our products and products in development; the availability of third-party reimbursement for our products; the outcome of any pending or future litigation or claims by the government; our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of our total net sales; significant litigation expenses to defend or assert patent infringement claims; any interruption or failure by our suppliers, distributors and collaboration partners to meet their obligations pursuant to various agreements with us; a determination by a regulatory agency that we are engaging in inappropriate sales or marketing activities, including promoting the “off-label” use of our products; existing suppliers become unavailable or lose their regulatory status as an approved source, causing an inability to obtain required components, raw materials or products on a timely basis or at commercially reasonable prices; the loss of branded product exclusivity periods and related intellectual property; and our exposure to securities that are subject to market risk.

We do not undertake any obligation to update our forward-looking statements after the date of this press release for any reason, even if new information becomes available or other events occur in the future. You are advised, however, to consult any further disclosures we make on related subjects in our 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (or SEC). Also note that we provide the preceding

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cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the preceding to be a complete discussion of all potential risks or uncertainties.

(Tables Attached)

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The following tables present Endo’s unaudited net sales for the three months ended March 31, 2008 and March 31, 2007:

Endo Pharmaceuticals Holdings Inc.

Net Sales (unaudited)

(in thousands)

	Three Months Ended March 31,
	2008	2007
LIDODERM®	$180,524	$154,071
PERCOCET®	31,800	30,563
OPANA ER® AND OPANA®	40,283	29,247
FROVA®	14,055	12,142
Other Brands	1,816	2,610

Total Brands	$268,478	$228,633
Generics	21,793	25,776

Total Generics	$21,793	$25,776

Total Net Sales	$290,271	$254,409

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The following table presents Endo’s consolidated statements of operations for the three months ended March 31, 2008 and March 31, 2007. (Certain prior period amounts have been reclassified to conform to the current period presentation):

Endo Pharmaceuticals Holdings Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
NET SALES	$290,271	$254,409
COSTS AND EXPENSES:
Cost of sales	56,534	49,625
Selling, general and administrative	115,002	94,121
Research and development	33,582	27,753

OPERATING INCOME	85,153	82,910
INTEREST AND OTHER INCOME, Net	8,983	7,018

INCOME BEFORE INCOME TAX	94,136	89,928
INCOME TAX	34,608	32,779

NET INCOME	$59,528	$57,149

NET INCOME PER SHARE:
Basic	$0.44	$0.43
Diluted	$0.44	$0.43
WEIGHTED AVERAGE SHARES:
Basic	134,141	133,629
Diluted	134,652	134,277

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The following table presents Endo’s unaudited condensed consolidated balance sheet data at March 31, 2008 and December 31, 2007:

Endo Pharmaceuticals Holdings Inc.

Condensed Consolidated Balance Sheet Data (unaudited)

(in thousands)

	March 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$550,540	$350,325
Marketable securities	40,205	313,386
Accounts receivable, net	231,263	249,784
Inventories	82,210	69,228
Other current assets	81,707	82,724

Total current assets	985,925	1,065,447
Marketable securities	311,397	283,339
Property and equipment, net	46,879	44,920
Goodwill	181,079	181,079
Other intangibles, net	242,095	70,949
Note receivable	—	45,971
Other assets	11,448	10,933

TOTAL ASSETS	$1,778,823	$1,702,638

LIABILITIES AND STOCKHOLDERS’ EQUITY
Due to Endo Pharma LLC	$342	$685
Other current liabilities	378,443	396,273

Total current liabilities	378,785	396,958
Other liabilities	58,734	13,390
Total stockholders’ equity	1,341,304	1,292,290

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,778,823	$1,702,638

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The following table presents condensed consolidated cash flow data for the quarter ended March 31, 2008 and March 31, 2007:

Endo Pharmaceuticals Holdings Inc.

Condensed Consolidated Cash Flow Data (unaudited)

(in thousands)

	Quarter Ended March 31,
	2008	2007
Net cash provided by operating activities	$75,453	$128,461
Net cash provided by (used in) investing activities	125,385	(6,987)
Net cash used in financing activities	(623)	(18,702)

Net increase in cash and cash equivalents	$200,215	$102,772
Cash and cash equivalents, beginning of period	$350,325	$628,085

Cash and cash equivalents, end of period	$550,540	$730,857

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